                                                                  Exhibit 7(d)ii


                          REINSURANCE MERGER AMENDMENT


This Amendment, made among CUNA MUTUAL INSURANCE SOCIETY, hereinafter called CMIS, CUNA MUTUAL LIFE INSURANCE COMPANY, hereinafter called CMLIC, and Transamerica Occidental Life Insurance Company, hereinafter called Transamerica, hereby amends and is attached to and forms part of certain Reinsurance Agreements, as specified in Attachment A to this Amendment, made and entered into by and between CMLIC and TRANSAMERICA, as follows:


          Whereas, CMLIC has merged with CMIS with the intention that CMIS shall take the place of CMLIC as the Ceding Company under the Reinsurance Agreements.


Now, therefore, effective as of December 31, 2007,


     1. Notwithstanding any provision in the Agreement to the contrary, TRANSAMERICA hereby accepts CMIS as its contracting party and as the Ceding Company under the Reinsurance Agreements.


     2. CMIS, as the Ceding Company, hereby accepts the terms and conditions of the Reinsurance Agreement, and it hereby assumes all of CMLIC obligations and liabilities under the Reinsurance Agreements.


     3. Notwithstanding any provision in the Agreement to the contrary, TRANSAMERICA hereby releases and discharges CMLIC from all liability under the Reinsurance Agreements. There is no exception to or limitation to this discharge.


     4. In consideration of TRANSAMERICA'S acceptance of CMIS as the Ceding Company under the Reinsurance Agreements, CMIS agrees that TRANSAMERICA shall be entitled to enforce the Reinsurance Agreements (to the extent that the rights, duties, obligations and liabilities thereunder have been assumed by CMIS) directly against CMIS in respect of such rights, duties, obligations and liabilities as if CMIS had executed and delivered the Reinsurance Agreements instead of CMLIC.

                                                           AMENDMENT CONTINUES .








--------------------------------------------------------------------------------
CUNA Mutual merger amendment
Effective 12/31/2007

     5. This Amendment shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns, respectively.


This Amendment does not alter, amend or modify the Reinsurance Agreements other than as set forth in this Amendment and it is subject otherwise to all terms and conditions of the Reinsurance Agreements together with all amendments and supplements thereto.


Executed in triplicate by                 Executed in triplicate by
CUNA MUTUAL INSURANCE SOCIETY             TRANSAMERICA OCCIDENTAL LIFE
                                          INSURANCE COMPANY

at City, State, Madison, WI               at Charlotte, NC
on  December 18, 2007                     on  December 14, 2007
   -----------------------------             -----------------------------

By  /s/ Steven R. Suleski                 By /s/ Robin Blackwell
  ------------------------------            ------------------------------
  Title: Vice President,                  Title: 2nd Vice President
         Assoc. General Counsel

By                                        By  /s/ Glenn Cunningham
  ------------------------------            ------------------------------
  Title:                                    Title:


                       Executed in triplicate by
                       CUNA MUTUAL LIFE INSURANCE COMPANY

                       at   Madison, WI
                       on   December 18, 2007
                          -------------------------------

                       By  /s/ Steven R. Suleski
                          -------------------------------
                          Title: Vice President,
                                 Assoc. General Counsel


                       By
                          -------------------------------
                          Title:












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CUNA Mutual merger amendment
Effective 12/31/2007

                                  ATTACHMENT A
                       TO THE REINSURANCE MERGER AMENDMENT
                           EFFECTIVE DECEMBER 31,2007
                                      AMONG
                       CUNA MUTUAL LIFE INSURANCE COMPANY
                          CUNA MUTUAL INSURANCE SOCIETY
                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

Reinsurance Agreements referred to in the above referenced Reinsurance Merger
Amendment:

   TRANSAMERICA CURRENT           TRANSAMERICA FORMER
        TREATY NO.                     TREATY NO.             EFFECTIVE DATE
   --------------------           -------------------         --------------

          1058-01                       1258-01                 01/01/1981
          1058-02                       1258-02                 07/01/1981
          1058-03                       1258-03                 01/01/1983
          1058-05                       1258-05                 01/01/1986
          1058-06                       1258-06                 01/01/0989
          1058-07                       1258-07                 06/01/1992
          1058-08                       1258-08                 05/01/2000
          1058-PI                       1258-P1                 05/10/1995









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CUNA Mutual merger amendment Effective
12/31/2007